UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K/A
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2011

LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A
Lafayette, LA 70503
(Address of Principal Executive Offices, including Zip Code)

(337) 233-1307
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by LHC Group, Inc. (the “Company”) on June 13, 2011 (the “Original 8-K”) updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results of the Company’s 2011 Annual Meeting of Stockholders held on June 9, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the decision of the Company regarding how frequently it will conduct future advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07     Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original 8-K, at the 2011 Annual Meeting, the Company’s stockholders approved, on an advisory basis, to hold the advisory stockholder vote on the compensation of the Company’s executive officers on an annual basis. In light of these results, the Company has determined that it will hold an advisory vote on the compensation of the Company’s named executive officers every year until the next advisory stockholder vote on this matter.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

Dated: November 17, 2011	By:	/s/ Peter J. Roman
Peter J. Roman Executive Vice President and Chief Financial Officer